Exhibit 10.1.27
                            AMENDMENT TO EMPLOYMENT
                         AND RESTRICTED STOCK AGREEMENTS

          This Amendment, dated as of the 26th day of June, 2002, is between Conseco, Inc., an Indiana corporation ("Company"), and Gary C. Wendt ("Executive").

                                    Recitals

          A. The Company and Executive previously entered into an Employment Agreement dated as of June 28, 2000 (the "Employment Agreement") and a Restricted Stock Agreement dated as of June 28, 2000 (the "Restricted Stock Agreement").

          B. The parties now desire to amend the Employment Agreement and the Restricted Stock Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Company and the Executive agree as follows:

                                    Agreement

          1. Section 5(b)(ii) of the Employment Agreement is amended to add the following at the end of such section:

             The number of options in each annual grant contemplated by this subsection shall be reduced by the number of options granted by the Company to William J. Shea on the same date (July 1 of each year), up to a maximum reduction of 150,000 (leaving a minimum grant of options to purchase 350,000 shares). The value of the Restricted Stock in each annual award contemplated by this subsection shall be reduced by the value of restricted stock awarded by the Company to William J. Shea on the same date (July 1 of each year), up to a maximum reduction of $500,000 (leaving a minimum award of Restricted Stock having a value of One Million Dollars ($1,000,000)). At Executive's option, the Company shall pay the net amount of Executive's Base Salary (after applicable withholding) in common stock of the Company.

          2. Section 5(d) of the Employment Agreement is deleted and replaced with the following:

             On the effective date of this Agreement, the Company shall issue to Executive three million two hundred thousand (3,200,000) shares of Restricted Stock, with the restrictions to lapse if Executive remains actively employed by the Company on a full-time basis through August 7, 2002; however, the restrictions shall lapse earlier upon a "change in control" of the Company, upon the

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             death of Executive, or in the event of a termination of this
             Agreement by the Company without "just cause" or by Executive with "good reason." The number of shares of Restricted Stock shall be reduced by the number of shares of common stock awarded by the Company to William J. Shea prior to August 7, 2002, up to a maximum reduction of 350,000 shares (leaving a minimum award to Executive of 2,850,000 shares). Any dividends on the Restricted Stock will be paid to Executive as compensation during the restriction period. Executive agrees that he will notify the Company if he makes the election provided for in Section 83(b) of the Internal Revenue Code of 1986, as amended ("Code"), with respect to the Restricted Stock. The award of Restricted Stock shall be on such other terms and conditions contained in the Restricted Stock Agreement in the form attached hereto as Annex 2.

          3. The amendments in the foregoing paragraph 2 shall also be deemed to amend the Restricted Stock Agreement as necessary to effectuate their intent.

          4. Except as expressly altered by this Amendment, the Employment Agreement and the Restricted Stock Agreement shall remain unchanged and in full force and effect.


                                    "Company"

                                    CONSECO, INC.

                                    By:
                                       ---------------------------------
                                    Printed:
                                            ----------------------------
                                    Title:
                                          ------------------------------


                                    "Executive"

                                    By: /s/ Gary C. Wendt
                                       ------------------------------
                                    Gary C. Wendt